GRAINGER REPORTS RESULTS FOR THE FIRST QUARTER 2026

Strong results across the business;
Company increases full year 2026 outlook

First Quarter Highlights
•Delivered sales of $4.7 billion, up 10.1%, or 12.2% on a daily, organic constant currency basis
•Achieved operating margin of 16.7%, up 110 basis points
•Generated diluted EPS of $11.65, up 18.2%
•Produced $739 million in operating cash flow and returned $345 million to Grainger shareholders through dividends and share repurchases
•Announced quarterly dividend increase of 10%
•Increasing full year 2026 guidance, including diluted adjusted EPS range of $44.25 to $46.25

CHICAGO, May 7, 2026 - Grainger (NYSE: GWW) today reported results for the first quarter of 2026 with sales of $4.7 billion, up 10.1%, or 12.2% on a daily, organic constant currency basis, and diluted EPS of $11.65, up 18.2% compared to the first quarter of 2025.

"We delivered great results in the first quarter driven by strong execution across both segments,” said D.G. Macpherson, Chairman and CEO. “Despite ongoing uncertainty with tariffs and the broader geopolitical climate, we’re seeing positive signs with the demand environment and are increasing our 2026 guidance to reflect the strong start and continued momentum.”

2026 First Quarter Financial Summary

($ in millions, except per share amounts)	Q1 2026(1)	Q1 2025(1)	Q1'26 vs. Q1'25 Fav. / (Unfav.)
Net Sales	$4,742	$4,306	10.1%
Gross Profit	$1,896	$1,710	10.9%
Operating Earnings	$793	$672	18.0%
Net Earnings Attributable to W.W. Grainger, Inc.	$555	$479	15.9%
Diluted Earnings Per Share	$11.65	$9.86	18.2%

Gross Profit Margin	40.0%	39.7%	30 bps
Operating Margin	16.7%	15.6%	110 bps
Effective Tax Rate	25.1%	23.9%	(120) bps
(1) Results are consistent on a reported and adjusted basis.

Revenue
Sales in the quarter increased 10.1% compared to the first quarter of 2025. When normalizing for the Company's exit from the U.K. market and the impact of foreign currency exchange, sales on a daily, organic constant currency basis increased 12.2% compared to the first quarter of 2025.

In the High-Touch Solutions - N.A. segment, sales were up 10.5%, or 10.0% on daily, constant currency basis compared to the first quarter of 2025. Results for the segment were driven by volume growth and price inflation as tariff costs are passed. In the Endless Assortment segment, sales were up 19.6%, or 21.9% on a daily, organic constant currency basis, compared to the first quarter of 2025. Growth for the segment was driven by strong performance at both MonotaRO and Zoro.

Gross Profit Margin
Gross profit margin was 40.0% in the first quarter of 2026, up 30 basis points compared to the first quarter of 2025 as strength from both segments and a benefit related to the Company's exit from the U.K. market drove results.

In the High-Touch Solutions - N.A. segment, gross profit margin was 42.6%, up 20 basis points compared to the prior year quarter largely due to favorable product mix and freight. In the Endless Assortment segment, gross profit margin increased by 40 basis points from the first quarter of 2025 due primarily to margin improvement at Zoro.

Earnings
For the first quarter of 2026, total Company operating earnings were $793 million, up 18.0% compared to the first quarter of 2025. Operating margin was 16.7%, a 110 basis point increase compared to the first quarter of 2025. This increase in operating margin was driven by gross margin and sales leverage improvement in both segments and a benefit related to the Company's exit from the U.K. market.

Diluted earnings per share for the first quarter of 2026 were $11.65, up 18.2% compared to the first quarter of 2025. The increase was due primarily to strong operating performance and fewer shares outstanding, partly offset by a higher effective tax rate.

Tax Rate
For the first quarter of 2026, the effective tax rate was 25.1%, compared to 23.9% in the first quarter of 2025. The increase in the effective tax rate was primarily due to decreased tax credit activity in the current year period and the impact of tax legislation effective in 2026.

Cash Flow
During the first quarter of 2026, the Company generated $739 million of cash flow from operating activities as net earnings were aided by favorable working capital. The Company invested $170 million in capital expenditures, resulting in free cash flow of $569 million. During the quarter, the Company returned $345 million to Grainger shareholders through dividends and share repurchases.

Guidance
The Company is updating the following guidance ranges for 2026:

Total Company(1)	Previous 2026 Guidance Range (as of February 3, 2026)	Updated 2026 Guidance Range (as of May 7, 2026)
Net Sales	$18.7 - $19.1 billion	$19.2 - $19.6 billion
Sales growth	4.2% - 6.7%	6.7% - 9.1%
Daily, organic constant currency sales growth	6.5% - 9.0%	9.5% - 12.0%
Gross Profit Margin	39.2% - 39.5%	39.2% - 39.5%
Operating Margin	15.4% - 15.9%	15.6% - 16.0%
Diluted Earnings per Share	$42.25 - $44.75	$44.25 - $46.25
Operating Cash Flow	$2.125 - $2.325 billion	$2.2 - $2.4 billion
CapEx (cash basis)	$0.55 - $0.65 billion	$0.55 - $0.65 billion
Share Buyback	$0.95 - $1.05 billion	$0.95 - $1.05 billion
Effective Tax Rate	~25.0%	~25.0%

Segment Operating Margin
High-Touch Solutions - N.A.	16.9% - 17.4%	17.0% - 17.4%
Endless Assortment	10.0% - 10.5%	10.2% - 10.6%
(1) Guidance provided is on an adjusted basis. Daily, organic constant currency sales growth is adjusted for the impact of certain divested or closed businesses in the comparable prior year period post date of divestiture or closure and changes in foreign currency exchange. The Company does not reconcile forward-looking non-GAAP financial measures. For further details see the supplemental information of this release.

Webcast
The Company will conduct a live conference call and webcast at 11:00 a.m. ET on Thursday, May 7, 2026, to discuss the first quarter results. The event will be hosted by D.G. Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. To access the conference call via phone, please send a request to InvestorRelations@grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., is a leading broad line distributor with operations primarily in North America and Japan. At Grainger, We Keep the World Working® by serving more than 4.6 million customers worldwide with maintenance, repair and operating (MRO) products and value-added solutions delivered through innovative technology and deep customer expertise. Known for its commitment to service and purpose-driven culture, the Company reported 2025 revenue of $17.9 billion. For more information, visit www.grainger.com.

Visit invest.grainger.com to view information about the Company, including a supplement regarding 2026 first quarter results and additional Company information.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements” under the federal securities laws. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions. Grainger cannot guarantee that any forward-looking statement will be realized and achievement of future results is subject to risks and uncertainties, many of which are beyond Grainger's control, which could cause Grainger's results to differ materially from those that are presented. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: inflation, higher product costs or other expenses, including operational and administrative expenses; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; changes in third-party practices regarding digital advertising; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies including with respect to Grainger's eCommerce platforms and artificial intelligence; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in Grainger's gross profit margin; Grainger's responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, regulations related to advertising, marketing and the internet, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters, including new or revised provisions relating to contract compliance or performance; the impact of any government shutdown; disruption or breaches of information technology or data security systems involving Grainger or third parties on which Grainger depends; general industry, economic, market or political conditions; general global economic conditions, including existing, new, or increased tariffs, trade issues and changes in trade policies, inflation, and interest rates; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of Grainger's common stock; an incident that adversely impacts Grainger’s reputation or brand; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; effects of outbreaks of pandemic disease or viral contagions, global conflicts, natural or human induced disasters, extreme weather, and other catastrophes or conditions; effects of climate change; failure to execute on our corporate responsibility efforts; competition for, or failure to attract, retain, train, motivate and develop executives and key team members; loss of key members of management or key team members; loss of operational flexibility and potential for work stoppages or slowdowns if team members unionize or join a collective bargaining arrangement; changes in effective tax rates; changes in credit ratings or outlook; Grainger's incurrence of indebtedness or failure to comply with restrictions and obligations under its debt agreements and instruments and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Erin Ptacek	Kyle Bland
VP, Communications & Public Affairs	VP, Investor Relations

Robb Kristopher	Kevin Byrne
Director, External Affairs	Director, Investor Relations

Media_Inquiries@grainger.com	InvestorRelations@grainger.com

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions of dollars, except for share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$4,742	$4,306
Cost of goods sold	2,846	2,596
Gross profit	1,896	1,710
Selling, general and administrative expenses	1,103	1,038
Operating earnings	793	672
Other (income) expense:
Interest expense – net	21	21
Other – net	(3)	(6)
Total other expense – net	18	15
Earnings before income taxes	775	657
Income tax provision	194	157
Net earnings	581	500
Less net earnings attributable to noncontrolling interest	26	21
Net earnings attributable to W.W. Grainger, Inc.	$555	$479

Earnings per share:
Basic	$11.67	$9.88
Diluted	$11.65	$9.86
Weighted average number of shares outstanding:
Basic	47.3	48.2
Diluted	47.4	48.3

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)
(Unaudited)

	As of
	(Unaudited)
Assets	March 31, 2026	December 31, 2025
Current assets
Cash and cash equivalents	$695	$585
Accounts receivable (less allowance for credit losses of $32 and $32)	2,627	2,329
Inventories – net	2,385	2,394
Prepaid expenses and other current assets	200	176
Total current assets	5,907	5,484
Property, buildings and equipment – net	2,359	2,268
Goodwill	358	360
Intangibles – net	268	265
Operating lease right-of-use	342	345
Other assets	239	240
Total assets	$9,473	$8,962

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities	$2	$126
Trade accounts payable	1,220	963
Accrued compensation and benefits	285	343
Operating lease liability	71	73
Accrued expenses	423	386
Income taxes payable	198	49
Total current liabilities	2,199	1,940
Long-term debt	2,409	2,362
Long-term operating lease liability	299	301
Deferred income taxes and tax uncertainties	128	121
Other non-current liabilities	95	97
Shareholders' equity	4,343	4,141
Total liabilities and shareholders’ equity	$9,473	$8,962

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions of dollars)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net earnings	$581	$500
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for credit losses	6	7
Deferred income taxes and tax uncertainties	8	(4)
Depreciation and amortization	62	61
Non-cash lease expense	20	20
Stock-based compensation	14	12
Change in operating assets and liabilities:
Accounts receivable	(303)	(128)
Inventories	5	6
Prepaid expenses and other assets	(50)	(19)
Trade accounts payable	253	154
Operating lease liabilities	(24)	(25)
Accrued liabilities	(5)	(42)
Income taxes – net	173	106
Other non-current liabilities	(1)	(2)
Net cash provided by operating activities	739	646
Cash flows from investing activities:
Capital expenditures	(170)	(125)
Other – net	(8)	—
Net cash used in investing activities	(178)	(125)
Cash flows from financing activities:
Short-term borrowings (repayments), original maturities of 90 days or less, net	(125)	—
Proceeds from debt	50	1
Payments of debt	(1)	(502)
Proceeds from stock options exercised	6	2
Payments for employee taxes withheld from stock awards	(5)	(3)
Purchases of treasury stock	(237)	(281)
Purchases of noncontrolling interests	(25)	—
Cash dividends paid	(108)	(115)
Other – net	(1)	—
Net cash used in financing activities	(446)	(898)
Exchange rate effect on cash and cash equivalents	(5)	7
Net change in cash and cash equivalents	110	(370)
Cash and cash equivalents at beginning of period	585	1,036
Cash and cash equivalents at end of period	$695	$666

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP
FINANCIAL MEASURES (Unaudited)

The Company supplements the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with the non-GAAP financial measures as defined below. The Company believes these non-GAAP financial measures provide meaningful information to assist investors in understanding financial results and assessing future performance as they provide a better baseline for analyzing the ongoing performance of its business by excluding items that may not be indicative of core operating results.

Basis of presentation
The Company has a controlling ownership interest in MonotaRO, which is part of the Endless Assortment segment. MonotaRO’s results are fully consolidated, reflected in U.S. GAAP, and reported one-month in arrears. Results will differ from MonotaRO’s externally reported financials which follow Japanese GAAP.

Adjusted gross profit, adjusted SG&A, adjusted operating earnings, adjusted operating margin, adjusted net earnings, adjusted diluted EPS
Exclude certain non-recurring items, like restructuring charges, asset impairments, gains and losses associated with business divestitures or closures and other non-recurring, infrequent or unusual gains and losses (together referred to as “non-GAAP adjustments”), from the Company’s most directly comparable reported U.S. GAAP figures (reported gross profit, SG&A, operating earnings, net earnings and EPS). The Company believes these non-GAAP adjustments provide meaningful information to assist investors in understanding financial results and assessing future performance as they provide a better baseline for analyzing the ongoing performance of its business by excluding items that may not be indicative of core operating results.

Free cash flow (FCF)
Calculated using total cash provided by operating activities less capital expenditures. The Company believes the presentation of FCF allows investors to evaluate the capacity of the Company's operations to generate free cash flow.

Daily sales
Refers to sales for the period divided by the number of U.S. selling days for the period.

Daily, constant currency sales
Refers to daily sales adjusted for changes in foreign currency exchange rates.

Daily, organic constant currency sales
Refers to daily sales excluding the sales of certain divested or closed businesses in the comparable prior year period post date of divestiture or closure and changes in foreign currency exchange rates.

Foreign currency exchange
Calculated by dividing current period local currency daily sales by current period average exchange rate and subtracting the current period local currency daily sales divided by the prior period average exchange rate.

U.S. selling days:
2025: Q1-63, Q2-64, Q3-64, Q4-64, FY-255
2026: Q1-63, Q2-64, Q3-64, Q4-64, FY-255
2027: Q1-63, Q2-64, Q3-64, Q4-63, FY-254

As non-GAAP financial measures are not standardized, it may not be possible to compare these measures with other companies' non-GAAP measures having the same or similar names. These non-GAAP measures should not be considered in isolation or as a substitute for reported results. These non-GAAP measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. This press release also includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliations provided below reconcile GAAP financial measures to non-GAAP financial measures used in this release: daily sales; daily, organic constant currency sales; and free cash flow.

Sales growth for the three months ended March 31, 2026
(percent change compared to prior year period)
(unaudited)

	Q1 2026
	Total Company	High-Touch Solutions - N.A.	Endless Assortment
Reported sales	10.1%	10.5%	19.6%
Daily impact	—%	—%	—%
Daily sales(1)	10.1%	10.5%	19.6%
Foreign currency exchange(2)	(0.2)%	(0.5)%	0.9%
Business divestiture(3)	2.3%	—%	1.4%
Daily, organic constant currency sales	12.2%	10.0%	21.9%
(1) Based on U.S. selling days, there were 63 selling days in Q1 2026 and Q1 2025.
(2) Excludes the impact of year-over-year foreign currency exchange rate fluctuations.
(3) Excludes the net sales results of the divested Cromwell business and closed Zoro U.K. business, announced in the third quarter of 2025 and completed in the fourth quarter of 2025, in the prior year period on a daily basis.

Free cash flow (FCF) for the three months ended March 31, 2026
(in millions of dollars)
(unaudited)

Q1 2026
Net cash flows provided by operating activities	$739
Capital expenditures	(170)
Free cash flow	$569